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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 30, 2004, relating to the financial statements and financial highlights which appear in the June 30, 2004 Annual Reports to Shareholders of Bridgeway Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas
October 28, 2004